UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 8, 2018

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

156 Valleyview Road, Kelowna, BC Canada	V1X 3M4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code(250) 765-6424

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[   ]

Item 3.02        Unregistered Sales of Equity Securities

Lexaria has received US$216,850.74 from the exercise of stock warrants and stock options previously granted. The stock options were exercised as to 33,375 at US$0.2273 and 50,000 at US$0.295. The warrants were exercised as to 324,191 at US$0.60. All exercises are by third parties who are neither officers nor directors of the Company.

No commissions or placement fees have been paid related to the funds received from these warrants exercised. Proceeds will be used for general corporate purposes.

The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.01        Regulation FD Disclosure

A copy of the news release announcing it has qualified and is now trading on the OTCQX Best Market, operated by OTC Markets Group is filed as exhibit 99.1 to this current report and is hereby incorporated by reference.

A copy of the news release announcing that Lexaria filed a registration statement and shareholder information circular on Form S-4 with the US Securities and Exchange Commission (the “SEC”) received US$216,850.74 from the exercise of stock warrants and stock options previously granted is filed as exhibit 99.2 to this current report and is hereby incorporated by reference.

A copy of the news release announcing the 2017 Corporate Wrap Up from the CEO is filed as exhibit 99.3 to this current report and is hereby incorporated by reference.

Item 9.01        Financial Statements and Exhibits

99.1	Press Release dated January 4, 2018

99.2	Press Release dated January 8, 2018

99.3	Press Release dated January 8, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXARIA BIOSCIENCE CORP.

/s/ Chris Bunka
Chris Bunka
CEO, Principal Executive Officer

Date: January 8, 2018